UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 8, 2019
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LA JOLLA PHARMACEUTICAL COMPANY
(Exact name of registrant as specified in its charter)
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California	1-36282	33-0361285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4550 Towne Centre Court, San Diego, California 92121
(Address of principal executive offices) (Zip Code)

(858) 207-4264
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 per Share	LJPC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth below under Item 5.07 regarding the election of David Ramsay to the Board of Directors of La Jolla Pharmaceutical Company (the “Company”) is incorporated herein by reference. Biographical information regarding Mr. Ramsay is set forth in the Company’s definitive proxy statement filed on Schedule 14A on September 18, 2019 under the caption “Proposal 1: Election of Directors - Director Nominees” (the “Proxy Disclosure”). The Proxy Disclosure is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2019 Annual Meeting of Shareholders of the Company was held on October 8, 2019 (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders voted on the following proposals: (i) election of six directors to serve until the Company’s 2020 Annual Meeting of Shareholders; (ii) ratification of Squar Milner LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019; (iii) approval of an amendment to the Company’s 2013 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder; (iv) an advisory (non-binding) say-on-pay vote; and (v) an advisory (non-binding) frequency-on-pay vote.

The Company had 27,140,967 shares of common stock issued and outstanding at the close of business on September 6, 2019, the record date for eligibility to vote at the Annual Meeting, and there were present (in person or represented by valid proxy) a total of 23,306,847 shares of common stock. All matters submitted to a vote of the Company’s shareholders at the Annual Meeting were approved, and all director nominees were elected.

The number of votes cast for and against, and the number of abstentions and broker non-votes with respect to each matter voted upon at the Annual Meeting are set forth below:

(i) Election of Six Directors.

Director Nominee	Votes For	Votes Withheld
George Tidmarsh, M.D., Ph.D.	18,741,579	71,615
Kevin Tang	17,106,892	1,706,302
Laura Johnson Douglass	18,270,293	542,901
Craig Johnson	18,301,986	511,208
David Ramsay	18,744,940	68,254
Robert Rosen	18,721,120	92,074

There were 4,493,653 broker non-votes regarding the election of directors.

(ii) Ratification of Squar Milner LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

Shareholders of the Company ratified the appointment of Squar Milner LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019. The results of the voting on this proposal were: 23,019,624 votes for, 130,338 votes against and 156,885 votes abstained. There were no broker non-votes regarding this proposal.

(iii) Approval of an amendment to the Company’s 2013 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder.

Shareholders of the Company approved an amendment to the Company’s 2013 Equity Incentive Plan to increase the number of shares that are available for issuance. The results of the voting on this proposal were: 12,934,239 votes for, 5,865,107 votes against and 13,848 votes abstained. There were 4,493,653 broker non-votes regarding this proposal.

(iv) To approve the Company’s executive compensation on an advisory basis.

Shareholders of the Company approved an advisory (non-binding) vote on the Company’s executive compensation in accordance with Section 14A of the Securities Exchange Act of 1934. The results of the voting on this proposal were: 14,978,425 votes for, 3,816,288 votes against and 18,481 votes abstained. There were 4,493,653 broker non-votes regarding this proposal.

(v) To recommend the frequency of future advisory votes on executive compensation.

Shareholders of the Company cast an advisory (non-binding) vote on the frequency of future say-on-pay votes. The results of the voting on this proposal were: 11,208,981 votes for every three years; 89,124 votes for every two years; and 7,468,798 votes for every one year. There were 46,291 abstentions and no broker non-votes.

Based on the advisory vote of the Company’s shareholders at the Annual Meeting for every “three years”, the Company has determined to continue to hold an advisory vote to approve compensation paid to the Company’s Named Executive Officers every three years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Jolla Pharmaceutical Company

Date:	October 11, 2019	By:	/s/ Dennis Mulroy
Dennis Mulroy
Chief Financial Officer